     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2002


                                                      REGISTRATION NO. 333-82428
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          6022                         63-1201350
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
Incorporation or Organization)    Classification Code Number)       Identification Number)

                             ---------------------

                              17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 327-3600
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                            F. HAMPTON MCFADDEN, JR.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   THE BANC CORPORATION, 17 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 327-3600
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                             ---------------------

                                   COPIES TO:

             ROBERT E. LEE GARNER                            KEVIN M. HOULIHAN
  HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C.        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
          1200 AMSOUTH/HARBERT PLAZA                             12TH FLOOR
           1901 SIXTH AVENUE NORTH                         734 15TH STREET, N.W.
          BIRMINGHAM, ALABAMA 35203                        WASHINGTON, D.C. 20005
                (205) 251-1000                                 (202) 347-0300

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of the sale of shares of The Banc Corporation common stock, excluding underwriting expenses, are as follows:


Registration fee............................................  $  2,063
Printing costs..............................................   110,000
Legal fees and expenses.....................................   125,000
Accounting fees and expenses................................   125,000
Miscellaneous...............................................    37,937
                                                              --------
     Total..................................................  $400,000
                                                              ========

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on March 20, 2002.


                                          THE BANC CORPORATION

                                          By:      /s/ JAMES A. TAYLOR
                                            ------------------------------------
                                                      James A. Taylor
                                                 Chairman of the Board and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                         TITLE                          DATE
                    ---------                                         -----                          ----

                        *                                Chairman of the Board and Chief        March 20, 2002
 ------------------------------------------------     Executive Officer (Principal Executive
                 James A. Taylor                                     Officer)


                        *                                Executive Vice President, Chief        March 20, 2002
 ------------------------------------------------         Financial Officer and Director
                 David R. Carter                       (Principal Financial and Accounting
                                                                     Officer)


                        *                                         Vice Chairman                 March 20, 2002
 ------------------------------------------------
              James Mailon Kent, Jr.


                        *                                         Vice Chairman                 March 20, 2002
 ------------------------------------------------
              Larry D. Striplin, Jr.


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
              James R. Andrews, M.D.


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
               Neal R. Berte, Ed.D


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
               W. T. Campbell, Jr.


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                Peter N. DiChiara


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                  K. Earl Durden


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                 Don J. Giardina


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                 John F. Gittings

                    SIGNATURE                                         TITLE                          DATE
                    ---------                                         -----                          ----


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                  Steven C. Hays


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
             Thomas E. Jernigan, Jr.


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                 Randall E. Jones


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                  Mayer Mitchell


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
               Ronald W. Orso, M.D.


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                 Harold W. Ripps


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                  Jerry M. Smith


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
               Michael E. Stephens


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                   Marie Swift


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
               James A. Taylor, Jr.


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                T. Mandell Tillman


                        *                                            Director                   March 20, 2002
 ------------------------------------------------
                  Johnny Wallis


              *By: /s/ JAMES A. TAYLOR, JR.
        ------------------------------------------
                   James A. Taylor, Jr.
                     Attorney-in-fact